Exhibit 4.3

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ATMOS ENERGY CORPORATION

2.850% Senior Notes due 2052

No. 2	CUSIP NO. 049560 AW5
ISIN NO. US049560AW50

Atmos Energy Corporation, a Texas and Virginia corporation (herein called the “Company,” which term includes any successor entity under the Indenture, hereinafter defined), for value received, hereby promises to pay to Cede & Co. or registered assigns the principal sum of ONE-HUNDRED MILLION DOLLARS ($100,000,000) on February 15, 2052 (the “Maturity Date”), at the office or agency of the Company referred to below, and to pay interest thereon from October 1, 2021, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on February 15 and August 15 in each year (each, an “Interest Payment Date”), beginning February 15, 2022 at 2.850% per annum until the principal hereof is paid or duly provided for.

Any payment of principal or interest required to be made on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no interest shall accrue as a result of such delayed payment. Interest payable on each Interest Payment Date will include interest accrued from and including October 1, 2021 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person (the “Holder”) in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the February 1 and August 1 (whether or not a Business Day) next preceding such Interest Payment Date (a “Regular Record Date”). Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and either may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee (referred to herein), notice whereof shall be given to the Holder of this Security not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

For purposes of this Security, “Business Day” means any day that, in the city of the principal Corporate Trust Office of the Trustee and in the City of New York, is neither a Saturday, Sunday, or legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. So long as this Security remains in book-entry form, all payments of principal and interest will be made by the Company in immediately available funds.

Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

This Security is one of a duly authorized issue of securities of the Company, designated as the 2.850% Senior Notes due 2052 (the “Securities”), issued under an Indenture dated as of March 26, 2009, as it may be supplemented from time to time (referred to herein as the “Indenture”), between the Company and U.S. Bank National Association, as trustee (referred to herein as the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part). A reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered, except as otherwise provided herein.

The Securities are initially limited to $600,000,000 aggregate principal amount. The Company may, at any time, without the consent of the Holders of the Securities, issue additional securities having the same ranking, interest rate, maturity and other terms (except for the issue date, public offering price and, if applicable, the first interest payment date) as the Securities. Any such additional securities shall be consolidated and form the same series of the Securities having the same terms as to status, redemption and otherwise as the Securities under the Indenture.

Events of Default. If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

Optional Redemption. The Securities will be redeemable prior to maturity at the Company’s option, at any time on or after August 15, 2051, in whole or from time to time in part. The Redemption Price shall be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date.

In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by The Depository Trust Company (“DTC”) during any period the Securities are issued in the form of a global security registered in the name of DTC or a nominee thereof; provided that during any period the Securities are issued in certificated form, the selection of such Securities for redemption will be made by the Trustee by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate (or, in the case of Securities issued in global form, by such method as the depositary may require) and which may provide for the selection for redemption of portions of the principal of the Securities. Notice of any redemption will be mailed by first-class mail at least 15 days but not more than 60 days before the Redemption Date, to each Holder of Securities to be redeemed, at its address as shown in the Security Register. If any Securities are to be redeemed in part only, the notice of redemption will state the portion of the principal amount of the Securities to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon surrender for cancellation of the original Security. A partial redemption will not reduce the portion of any Security not being redeemed to a principal amount of less than $2,000. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption unless the Company defaults in the payment of the Redemption Price.

Sinking Fund. This Security does not have the benefit of any sinking fund obligations.

Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities. Certain limited amendments may be effected under the Indenture at any time by the Company and the Trustee without the consent of any Holders of the Securities. Certain other amendments affecting the Securities may only be effected under the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture affecting the Securities. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in principal amount of the Outstanding Securities to waive on behalf of all of the Holders of all Outstanding Securities certain past defaults under the Indenture in respect of the Securities and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company represented by this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

Authorized Denominations. The Securities are issuable only in registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Registration of Transfer or Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. At the date of the original issuance of this Security such office or agency of the Company is maintained by U.S. Bank National Association, 1349 West Peachtree Street, Suite 1050, Atlanta, Georgia 30309.

As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection with any registration of transfer or exchange.

Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

Defined Terms. All capitalized terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Governing Laws. This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles that would apply any other law.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ATMOS ENERGY CORPORATION

By:	/s/ Daniel M. Meziere
	Name:	Daniel M. Meziere
	Title:	Vice President of Investor Relations and Treasurer

Attest:

By:	/s/ Karen E. Hartsfield
	Name:	Karen E. Hartsfield
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Note No. 2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: October 1, 2021	U.S. Bank National Association,
as Trustee

	By:	/s/ Felicia Powell
Authorized Officer

Note No. 2

ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                               agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                         Signature:                                                                                  (sign exactly as name appears on the other side of this Security)

Signature guaranteed by: ______________________________